UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2012

CATERPILLAR INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)

Registrant’s telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2012, Caterpillar Inc., a Delaware corporation (the “Company”), entered into an Equity Compensation and Supplemental Pension Agreement (the “Agreement”) with Richard P. Lavin, Group President, in connection with Mr. Lavin’s retirement from the Company. As previously disclosed, Mr. Lavin is expected to retire from the Company, effective December 31, 2012 (the “Retirement Date”).

Pursuant to the terms of the Agreement, Mr. Lavin will receive (i) an option representing the right to acquire shares of the Company’s common stock (the “Option”), with an aggregate grant date value of $2,000,000, (ii) accelerated vesting of approximately 2,857 shares of restricted stock and restricted stock units, representing all of the outstanding awards previously granted to Mr. Lavin pursuant to the Company’s Chairman’s Award Program, and (iii) a supplemental pension benefit.

The Option has a five-year term and will vest only if the Company’s common stock achieves a per share closing price of at least $110.09 for twenty consecutive days, except that the Option will become fully vested upon the death of Mr. Lavin. Under the terms of the Agreement, the supplemental pension benefit will equal the difference between (i) the amount of pension benefits that would be payable to Mr. Lavin under the Caterpillar Inc. Retirement Income Plan and Caterpillar Inc. Supplemental Retirement Plan (collectively, the “Pension Plans”) assuming that Mr. Lavin had earned 35 years of service for benefit accrual purposes under the Pension Plans and had attained age 65 as of his retirement date and (ii) the amount actually payable to Mr. Lavin under the Pension Plans. Mr. Lavin’s receipt of the benefits described above are conditioned on Mr. Lavin retiring from the Company on the Retirement Date and not resigning from the Company or being terminated by the Company for “cause” prior to the Retirement Date. The Agreement also includes a general release of claims in favor of the Company and binds Mr. Lavin to various covenants, including covenants relating to non-competition, non-solicitation and cooperation.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Equity Compensation and Supplemental Pension Agreement, dated November 2, 2012, between Caterpillar Inc. and Richard P. Lavin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caterpillar Inc.

November 6, 2012	By:	/s/James B. Buda
	Name:	James B. Buda
	Title:	Executive Vice President, Law and Public Policy

EXHIBIT INDEX

Exhibit Number	DESCRIPTION

10.1	Equity Compensation and Supplemental Pension Agreement, dated November 2, 2012, between Caterpillar Inc. and Richard P. Lavin

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